UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2008
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California		94538

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
Not Applicable
(Former Name or Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Officer Equity Awards and Cash Compensation. Effective as of May 30, 2008, the Compensation Committee of the Asyst Board of Directors approved for the fiscal year ending March 31, 2009, the following equity awards, base salaries and target cash bonuses for the executive officers listed below.

	Annualized Base	Annual Target	Stock Unit
Name and Office	Salary	Bonus	Awards
Stephen S. Schwartz	$450,000	125%	A: 101,828
Chief Executive Officer, President			B: 101,828

Anthony C. Bonora	$290,000	75%	A: 29,165
Executive Vice President, Research & Development			B: 29,165
Chief Technical Officer, Asyst Fellow

Michael A. Sicuro	$315,000	75%	A: 31,680
Senior Vice President, Chief Financial Officer			B: 31,680

Paula L. LuPriore	$305,000	75%	A: 30,675
Senior Vice President, Automated Solutions Group			B: 30,675

Hitoshi Kawano	JPY 31,500,000*	75%	A: 30,675
Senior Vice President			B: 30,675
President, Asyst Technologies Japan, Inc.

Thomas L. Leitzke	$285,000	75%	A: 28,663
Senior Vice President, Global Operations			B: 28,663

Steve Debenham	$250,000	75%	A: 25,143
Vice President, General Counsel & Secretary			B: 25,143

*	USD $299,752, based on exchange rates as of May 30, 2008.
Annualized Base Salary and Annualized Target Bonus: The Compensation Committee of our Board of Directors made no adjustments to the base salaries and target cash bonus amounts for individual executive officers, which remain the same as for the company’s fiscal year ended March 31, 2008.
Stock Awards A and B: These awards are contingent rights to receive the indicated shares of the company’s common stock in the event the company achieves over the three or four year periods, respectively, from the award date certain income, revenue and operating targets established by the Board of Directors. Actual shares earned will range from 0% to 100% of the theoretical maximum, with 62.5% being earned for “target” performance and 100% being earned for “stretch” performance (which stretch objectives represent a significantly greater degree of difficulty over the “target” objectives, and will depend upon the company’s ability to deliver growth well in excess of recent trends). Any stock so earned will be subject to a mandatory deferral of issuance and distribution until three years following the award date.
     All the equity awards listed above have been made pursuant to the Asyst 2003 Equity Incentive Plan (last amended by shareholders at the annual meeting on September 18, 2008). Vesting of the equity awards is subject to continued service and/or employment with Asyst, in addition to other conditions summarized above. Each of the awards is in the form of restricted stock units.

     The Compensation Committee of our Board of Directors also established target cash bonus amounts and performance objectives under Asyst’s annual incentive program for its fiscal year 2009. The target cash bonus amounts for the individual executive officers range from 75% to 125% of base salary. The Compensation Committee has the discretion to award to individual executives more or less than the target bonus amount, based on corporate performance and the Committee’s assessment of an individual’s performance against identified individual objectives; however, no individual may receive more than 200% of the individual’s target bonus amount. The Compensation Committee will determine the bonus program fund based on the company’s reported earnings per share and achievement of certain other performance targets for its fiscal year ending March 31, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: June 4, 2008	By:	/s/ Steve Debenham
Steve Debenham
Secretary

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